Exhibit 10.4

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT, dated and effective as of the Effective Date, is entered into by and among (i) Shake Shack Inc., a Delaware corporation (the “Company”), (ii) SSE Holdings, LLC, a Delaware limited liability company (“Holdings”), (iii) the persons listed on Schedule 1 attached hereto (together with their Affiliates, collectively, the “Meyer Stockholders”), (iv) the persons listed on Schedule 2 attached hereto (together with their Affiliates and the Meyer Stockholders, collectively, the “Management Stockholders”), (v) the entities listed on Schedule 3 attached hereto (together with their Affiliates, collectively, the “LGP Stockholders”) and (vi) the entities listed on Schedule 4 attached hereto (together with their Affiliates, collectively, the “SEG Stockholders” and, together with the LGP Stockholders and the Management Stockholders, the “Principal Stockholders” and each a “Principal Stockholder”). Capitalized terms used herein without definition shall have the meanings set forth in Section 1.1.

W I T N E S S E T H:

WHEREAS, the Company, Holdings, the Principal Stockholders and certain other Persons have effected, or will effect in connection with the Closing, a series of reorganization transactions (collectively, the “Reorganization Transactions”);

WHEREAS, after giving effect to the Reorganization Transactions, the Principal Stockholders own or will own either (x) shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”) or (y) limited liability company interests in Holdings (“Holdings Units”) and shares of the Company’s Class B common stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), which such Holdings Units, subject to certain restrictions, are redeemable from time to time at the option of the holder thereof for shares of the Class A Common Stock pursuant to the terms of the Third Amended and Restated Limited Liability Company Agreement of Holdings (the “Holdings LLC Agreement”);

WHEREAS, on the Effective Date, the Company will have priced an initial public offering of shares of its Class A Common Stock (the “IPO”) pursuant to an Underwriting Agreement dated the Effective Date hereof (the “Underwriting Agreement”);

WHEREAS, the parties hereto desire to provide for certain governance rights and other matters, and to set forth the respective rights and obligations of the Principal Stockholders on and after the Effective Date.

NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereto hereby agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

SECTION 1.1       Definitions  As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any specified Person, (a) any Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person or (b) in the event that the specified Person is a natural Person, a Member of the Immediate Family of such Person; provided that the Company, Holdings and each of their respective subsidiaries shall not be deemed to be Affiliates of the Principal Stockholders. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” shall mean this Stockholders Agreement as in effect on the date hereof and as hereafter from time to time amended, modified or supplemented in accordance with the terms hereof.

“Board of Directors” shall mean the Board of Directors of the Company.

“Board Designees” shall mean the Directors designated by the Principal Stockholders pursuant to Section 2.1.

“Class A Common Stock” shall have the meaning set forth in the recitals.

“Class B Common Stock” shall have the meaning set forth in the recitals.

“Closing” means the closing of the IPO.

“Code” shall have the meaning set forth in Section 2.5(b).

“Common Stock” shall have the meaning set forth in the recitals.

“Company” shall have the meaning set forth in the preamble.

“Company Shares” means (i) all shares of Common Stock that are not then subject to vesting (including shares that were at one time subject to vesting to the extent they have vested), (ii) all shares of Common Stock issuable upon exercise, conversion or exchange of any option, warrant or convertible security that are not then subject to vesting (including shares that were at one time subject to vesting to the extent they have vested) (without double counting shares of Class A Common Stock issuable upon redemption of Holdings Units) and (iii) all shares of Common Stock directly or indirectly issued or issuable with respect to the securities referred to in clauses (i) or (ii) above by way of unit or stock dividend or unit or stock split, or in connection with a combination of units or shares, recapitalization, merger, consolidation or other reorganization.

“Director” shall mean a member of the Board of Directors.

“Effective Date” shall have the meaning set forth in Section 4.12.

“Holdings” shall have the meaning set forth in the preamble.

“Holdings Units” shall have the meaning set forth in the recitals.

“IPO” shall have the meaning set forth in the recitals.

“LGP Designee” shall have the meaning set forth in Section 2.1(c).

“LGP Director” shall have the meaning set forth in Section 2.1(a).

“LGP Stockholders” shall have the meaning set forth in the preamble.

“Loss” or “Losses” shall mean any claims, losses, liabilities, damages, interest, penalties and costs and expenses, including reasonable attorneys’, accountants’ and expert witnesses’ fees, and costs and expenses of investigation and amounts paid in settlement, court costs, and other expenses of litigation, including in respect of enforcement of indemnity rights hereunder (it being understood that Losses shall not include any consequential, special, incidental, indirect or punitive damages).

“Management Stockholders” shall have the meaning set forth in the preamble.

“Meyer Directors” shall have the meaning set forth in Section 2.1(a).

“Meyer Stockholder Designee” shall have the meaning set forth in Section 2.1(b).

“Meyer Stockholders” shall have the meaning set forth in the preamble.

“Necessary Action” means, with respect to a specified result, all commercially reasonable actions required to cause such result that are within the power of a specified Person, including (i) voting or providing a written consent or proxy with respect to the Company Shares, (ii) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iii) executing agreements and instruments, (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result and (v) causing members of the Board of Directors, subject to any fiduciary duties that such members may have as directors of the Company (including pursuant to Section 2.1(e)), to act in a certain manner, including causing members of the Board of Directors or any nominating or similar committee of the Board of Directors to recommend the appointment of any Board Designees as provided by this Agreement.

“Person” shall mean an individual, corporation, company, limited liability company, association, partnership, joint venture, organization, business, trust or any other entity or organization, including a government or any subdivision or agency thereof.

“Principal Stockholders” shall have the meaning set forth in the preamble.

“Reorganization Transactions” shall have the meaning set forth in the recitals.

“S Corporations” shall have the meaning set forth in Section 2.5.

“S Corporation Reorganization” shall have the meaning set forth in Section 2.5.

“S Corporation Reorganization Notice” shall have the meaning set forth in Section 2.5.

“SEG Designee” shall have the meaning set forth in Section 2.1(d).

“SEG Director” shall have the meaning set forth in Section 2.1(a).

“SEG Stockholders” shall have the meaning set forth in the preamble.

“Stockholder Minimum Threshold” means, with respect to the Meyer Stockholders, a number of shares of Common Stock equal to at least 10% of the outstanding shares of Common Stock owned by the Meyer Stockholders as of the Closing.

“Underwriting Agreement” shall have the meaning set forth in the recitals.

ARTICLE II
CORPORATE GOVERNANCE

SECTION 2.1       Board of Directors.

(a)           Composition of Initial Board.  As of the Effective Date, the Board of Directors shall be comprised of seven (7) directors, (i) five (5) of whom shall be deemed to have been designated by the Meyer Stockholders (each, a “Meyer Director”), (ii) one (1) of whom shall be deemed to have been designated by the LGP Stockholders (the “LGP Director”) and (iii) one (1) of whom shall be deemed to have been designated by the SEG Stockholders (the “SEG Director”).  The foregoing directors shall be divided into three classes of directors, each of whose members shall serve for staggered three-year terms as follows:

(i)            the class I directors shall initially include two (2) Meyer Directors and one (1) SEG Director;

(ii)           the class II directors shall initially include one (1) Meyer Director and one (1) LGP Director; and

(iii)          the class III directors shall initially include two (2) Meyer Directors.

The initial term of the class I directors shall expire immediately following the Company’s 2016 annual meeting of stockholders at which directors are elected. The initial term of the class II directors shall expire immediately following the Company’s 2017 annual meeting of stockholders at which directors are elected. The initial term of the class III directors shall expire immediately following the Company’s 2018 annual meeting at which directors are elected.

(b)           Meyer Stockholder Representation.  For so long as the Meyer Stockholders hold a number of shares of Common Stock representing at least the percentage of shares of Common Stock held by such Meyer Stockholders as of the Closing shown below, the Company and the Principal Stockholders shall use their reasonable best efforts to include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected that number of individuals designated by the Meyer Stockholders (each, a “Meyer Stockholder Designee”) that, if elected, will result in the number of Meyer Directors serving on the Board of Directors that is shown below.

Percentage	Number of Directors
50% or greater	5
Less than 50% but greater than or equal to 25%	4
Less than 25% but greater than or equal to 10%	2
Less than 10% but greater than or equal to 5%	1
Less than 5%	0

Upon any decrease in the number of directors that the Meyer Stockholders are entitled to designate for election to the Board of Directors, the Meyer Stockholders shall use their reasonable best efforts to cause the appropriate number of Meyer Stockholder Designees to offer to tender his or her resignation. Such designees will be to the extent possible evenly distributed among all classes of directors with such designees first being assigned to classes with the longest remaining terms.  If such resignation is then accepted by the Board of Directors, the Company and the Principal Stockholders shall cause the authorized size of the Board of Directors to be reduced accordingly unless the Company with the approval of a majority of the remaining Directors determines not to reduce the authorized size of the Board of Directors.

(c)           LGP Stockholder Representation.  For so long as the LGP Stockholders own at least fifty percent (50%) of the number of shares of Common Stock held by the LGP Stockholders as of the Closing, the Company and the Principal Stockholders shall use their reasonable best efforts to include in the slate of nominees recommended by the Board of Directors for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected one (1) individual designated by the LGP Stockholders (each, an “LGP Designee”). Upon any decrease in the number of directors that the LGP Stockholders are entitled to designate for election to the Board of Directors, the LGP Stockholders shall use their reasonable best efforts to cause the LGP Designee to offer to tender his or her resignation. If such resignation is accepted by the Board of Directors, then the Company and the Principal Stockholders shall cause the authorized size of the Board of Directors to be reduced accordingly unless the Company with the approval of a majority of the remaining Directors determines not to reduce the authorized size of the Board of Directors.

(d)           SEG Stockholder Representation.  For so long as the SEG Stockholders own at least fifty percent (50%) of the number of shares of Common Stock held by the SEG Stockholders as of the Closing, the Company and the Principal Stockholders shall use their reasonable best efforts to include in the slate of nominees recommended by the

Board of Directors for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected one (1) individual designated by the SEG Stockholders (each, an “SEG Designee”). Upon any decrease in the number of directors that the SEG Stockholders are entitled to designate for election to the Board of Directors, the SEG Stockholders shall use their reasonable best efforts to cause the SEG Designee to offer to tender his or her resignation.  If such resignation is accepted by the Board of Directors, then the Company and the Principal Stockholders shall cause the authorized size of the Board of Directors to be reduced accordingly unless the Company with the approval of a majority of the remaining Directors determines not to reduce the authorized size of the Board of Directors.

(e)           Additional Obligations.  An individual designated by a Principal Stockholder for election (including pursuant to Sections 2.1(b), 2.1(c) and 2.1(d)) as a Director shall comply with the requirements of the charter for, and related guidelines of, the Nominating and Corporate Governance Committee.  Notwithstanding anything to the contrary in this Article II, in the event that the Board of Directors determines in good faith, after consultation with outside legal counsel, that its nomination, appointment or election of a particular Board Designee pursuant to this Section 2.1 or Section 2.2 would constitute a breach of its fiduciary duties to the Company’s stockholders or does not otherwise comply with any requirements of the charter for, or related guidelines of, the Nominating and Corporate Governance Committee (provided that any such determination with respect to any Board Designee pursuant to this Section 2.1 shall be made no later than sixty (60) days after the individual’s compliance with the first sentence of this Section 2.1(e)), then the Board of Directors shall inform such Principal Stockholder of such determination in writing and explain in reasonable detail the basis for such determination and shall designate another individual designated for nomination, election or appointment to the Board of Directors by such Principal Stockholder (subject in each case to this Section 2.1(e)), and the Board of Directors and the Company shall take all of the actions required by this Article II with respect to the election of such substitute Board Designee. It is hereby acknowledged and agreed that the fact that a particular Board Designee is an Affiliate, director, professional, partner, member, manager, employee or agent of a Principal Stockholder or is not an independent director shall not in and of itself constitute an acceptable basis for such determination by the Board of Directors.

(f)            The independent directors required by the New York Stock Exchange rules shall be the Meyer Directors; provided that, notwithstanding anything to the contrary in this Agreement, if the number of Meyer Directors (less any designees of the Meyer Stockholders who are Meyer or an officer of the Company) are insufficient to satisfy the independence requirements of the New York Stock Exchange rules, the Board of Directors shall take the Necessary Action to expand the number of Directors to the minimum number of Directors needed to comply with such requirements.

(g)           Vacancies.  Except as provided in Sections 2.1(b), 2.1(c) and 2.1(d), as applicable, with respect to decreases in ownership of the Principal Stockholders, (i) each Principal Stockholder shall have the exclusive right to request the removal of its Board Designees from the Board of Directors (whether for or without cause), and the Company and the Principal Stockholders shall take all Necessary Action to cause the removal

(whether for our without cause) of any such Board Designee at the request of the designating Principal Stockholder and (ii) each Principal Stockholder shall have the exclusive right to designate directors for election to the Board of Directors to fill vacancies (for the remainder of the then current term) created by reason of death, disability, removal or resignation of its Board Designees to the Board of Directors, and the Company and the Principal Stockholders shall take all Necessary Action to cause any such vacancies to be filled by replacement directors designated by such designating Principal Stockholder as promptly as reasonably practicable.

SECTION 2.2       Committees.  The Meyer Stockholders shall have, to the fullest extent permitted by applicable law, and subject to the requirements of the Charter for the Nominating and Corporate Governance Committee, the right, but not the obligation, to designate a number of members of each committee of the Board of Directors equal to at least: (i) a majority of the members of each committee of the Board of Directors, for so long as the Meyer Stockholders have the ability pursuant to Section 2.1 to designate for nomination at least four (4) Board Designees and (ii) at all other times for so long as the Meyer Stockholders have the ability pursuant to Section 2.1 to designate for nomination at least one (1) Board Designee, one-third (1/3), but in no event fewer than one (1), of the members of each committee of the Board of Directors. For purposes of calculating the number of committee members that the Meyer Stockholders are entitled to designate pursuant to the immediately preceding sentence, any fractional amounts shall automatically be rounded up to the nearest whole number (e.g., one and one quarter (1 1/4) committee members shall equate to two (2) committee members).  For so long as the LGP Stockholders have the ability pursuant to Section 2.1 to designate for nomination one (1) Board Designee, the LGP Stockholders shall have, to the fullest extent permitted by applicable law, and subject to the requirements of the Charter for the Nominating and Corporate Governance Committee, the right, but not the obligation, to designate one (1) member of the compensation committee of the Board of Directors, who initially shall be Jonathan D. Sokoloff.

SECTION 2.3       Voting Agreement. Each Principal Stockholder agrees, in person or by proxy, to cast all votes to which such Principal Stockholder is entitled in respect of its Company Shares, whether at any annual or special meeting, by written consent or otherwise, so as to cause to be elected to the Board of Directors those individuals designated in accordance with Section 2.1 and to otherwise effect the intent of this Article II.

SECTION 2.4       Company and Holdings Activities; Approvals.  The Company shall not take, and shall cause Holdings not to take, any of the following actions without the approval of the Meyer Stockholders, so long as the Meyer Stockholders maintain the Stockholder Minimum Threshold:

(a)           any transactions or series of related transactions, in each case to the extent within the reasonable control of the Company, (i) in which any Person or Persons acquires, directly or indirectly, in excess of 50% of the then outstanding shares of any class of capital stock (or equivalent) of the Company or Holdings (whether by merger, consolidation, sale or transfer of partnership interests, tender offer, exchange offer, reorganization, recapitalization or otherwise) or (ii) following which any Person or

Persons have the direct or indirect power to elect a majority of the members of the Board of Directors of the Company;

(b)           the sale, lease or exchange of all or a substantial amount of the property and assets of the Company, Holdings or any of their subsidiaries, taken as a whole;

(c)           the reorganization, recapitalization, liquidation, dissolution or winding-up of the Company, Holdings or any of their subsidiaries;

(d)           the hiring or termination of the Chief Executive Officer;

(e)           any authorization or issuance of equity securities of the Company or its direct or indirect subsidiaries other than (x) pursuant to any equity incentive plans or arrangements that have been approved by the Board of Directors or (y) upon a redemption of shares of Class B Common Stock together with Holdings Units for shares of Class A Common Stock;

(f)            any increase or decrease in the size of the Board of Directors other than in accordance with Article II; or

(g)           the approval of any amendment or amendments to the organizational documents of the Company or Holdings.

SECTION 2.5       S Corporation Reorganization.

(a)           Each of the Company, Holdings and the Principal Stockholders hereby acknowledges and agrees that the Meyer Stockholders shall have the right, exercisable at any time in the Meyer Stockholders’ sole discretion, to cause all of the stock of each of Union Square Cafe Corp. and Gramercy Tavern Cafe Corp. (collectively, the “S Corporations”) to be exchanged for Class A Common Stock of the Company, whether by merger or otherwise, pursuant to a reorganization described in Section 368(a) of the Code  (the “S Corporation Reorganization”). At the election of the Meyer Stockholders, the S Corporation Reorganization shall be structured as a two-step merger (consistent with IRS Revenue Ruling 2001-46, 2001-2 C.B. 321) pursuant to which (i) the Company shall form a wholly-owned merger subsidiary to merge into each S Corporation (the “First Step Mergers”), (ii) in the First Step Mergers, the stock of each S Corporation shall be exchanged for Class A Common Stock of the Company, and (iii) immediately following the First Step Mergers, each surviving S Corporation shall merge into the Company or an entity wholly-owned by the Company that is classified as a disregarded entity of the Company for U.S. federal income tax purposes.

(b)           The Meyer Stockholders shall use reasonable best efforts to obtain a private letter ruling from the Internal Revenue Service or a “should” level opinion from a nationally-recognized law or accounting firm, in either case providing that the S Corporation Reorganization qualifies as a “reorganization” as such term is defined in Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). In the event that the Meyer Stockholders cannot obtain the private letter ruling or opinion described in the immediately preceding sentence, the Meyer Stockholders may elect to cause the Company to complete an integrated transaction qualifying under Section 351(a) of the Code pursuant to which (i) the Company forms a new wholly-owned corporation (“New Parent”), (ii) New Parent forms a transitory merger subsidiary (“Merger Sub”), (iii) Merger Sub merges into the Company and, in such merger, all of the issued and outstanding shares of corporate stock of the Company are converted into identical shares of New Parent, and (iv) the shareholders of the S Corporations contribute all of the issued and outstanding shares of corporate stock of the S Corporations to New Parent in exchange for Class A Common Stock of New Parent (the “Section 351 Transaction”).  In any S Corporation Reorganization or Section 351 Transaction, the shareholders of each S Corporation shall receive the number of shares of Class A Common Stock of the Company that the applicable S Corporation would be entitled to receive if it redeemed all of its Holdings units held immediately prior to transaction for Class A Common Stock pursuant to the Holdings LLC Agreement.

(c)           Upon written notice from the Meyer Stockholders to the Company requesting the consummation of the S Corporation Reorganization or Section 351 Transaction and describing the steps relating thereto (the “Restructuring Notice”), the Company, Holdings and each of the Principal Stockholders agree that each will take all Necessary Actions within its control to cause the S Corporation Reorganization or Section 351 Transaction, as applicable, to be consummated in the manner set forth in the Restructuring Notice and in accordance with this Section 2.5.

(d)           If any S Corporation Reorganization or Section 351 Transaction is completed, each of Daniel H. Meyer and the Daniel H. Meyer 2012 Gift Trust U/A/D 10/31/12 shall, severally and not jointly based on its pro rata ownership of the S Corporations as of the Effective Date, indemnify the Company and Holdings, and hold each of them harmless from and against, any and all Losses (including, for the avoidance of doubt, taxes) of the acquired S Corporation or S Corporations with respect to any period (or portion thereof) ending on or prior to the closing date of any S Corporation Reorganization or Section 351 Transaction.

SECTION 2.6       Agreement of Company and Holdings.  Each of the Company and Holdings hereby agrees that it will take all Necessary Actions within its control to cause the matters addressed by this Article II to be carried out in accordance with the provisions thereof.  Without limiting the foregoing, the Secretary of each of the Company and of Holdings or, if there be no Secretary, such other officer or employee of the Company or of Holdings as may be fulfilling the duties of the Secretary, shall not record any vote or consent or other action contrary to the terms of this Article II.

SECTION 2.7       Restrictions on Other Agreements.  No Principal Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust, agreement or arrangement of any kind with any Person with respect to its Company Shares if and to the extent the terms thereof conflict with the provisions of this Agreement (whether or not such proxy, voting trust, agreements or arrangements are with other Principal Stockholders, holders of Company Shares that are not parties to this Agreement or otherwise).

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Each of the parties to this Agreement hereby represents and warrants to each other party to this Agreement that as of the date such party executes this Agreement:

SECTION 3.1       Existence; Authority; Enforceability.  Such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder.  If such party is an entity, it is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby.  If such party is a natural person, such person has full capacity to contract.  This Agreement has been duly executed by each of the parties hereto and constitutes his or its legal, valid and binding obligation, enforceable against him or it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally, or by the general principles of equity.  No representation is made by any party with respect to the regulatory effect of this Agreement, and each of the parties has had an opportunity to consult with counsel as to his or its rights and responsibilities under this Agreement.  No party makes any representation to any other party as to future law or regulation or the future interpretation of existing laws or regulations by any governmental authority or self-regulatory organization.

SECTION 3.2       Absence of Conflicts.  The execution and delivery by such party of this Agreement and the performance of its obligations hereunder does not and will not (i) conflict with, or result in the breach of, any provision of the constitutive documents of such party, if any; (ii) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such party is a party or by which such party’s assets or operations are bound or affected; or (iii) violate any law applicable to such party.

SECTION 3.3       Consents.  Other than any consents which have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with the execution, delivery or performance of this Agreement.

ARTICLE IV
MISCELLANEOUS

SECTION 4.1       Termination.  This Agreement shall terminate and be of no further force and effect upon (a) the Principal Stockholders ceasing to own any shares of Common Stock or Holdings Units, (b) the written agreement of the Management Stockholders and either of the LGP Stockholders or the SEG Stockholders to terminate this Agreement or (c) its provisions become illegal or are interpreted by any governmental authority to be illegal, or any exchange on which the Company’s Common Shares are traded asserts that its existence will threaten the continued listing of the Company’s Common Shares on such exchange.

SECTION 4.2       Successors and Assigns; Beneficiaries.  Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. This Agreement may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void; provided that each Principal Stockholder (from time to time party hereto) shall be entitled to assign (solely in connection with a transfer of Common Stock or Holdings Units) to any of its Affiliates, without such prior written consent, any of its rights and obligations hereunder; provided, further, that any Person (other than an Affiliate) to which a Principal Stockholder (from time to time party hereto) transfers such Common Stock or Holdings Units shall be not be bound by the obligations hereunder, including pursuant to Sections 2.1(b), 2.1(c), 2.1(d) and 2.1(f) or otherwise.

SECTION 4.3       Amendment and Modification; Waiver of Compliance.  (a)     This Agreement may be amended only by a written instrument duly executed by the Company, Holdings, the Management Stockholders, the LGP Stockholders and the SEG Stockholders.

(b)           Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

SECTION 4.4       Notices.  Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by facsimile, or first class mail, or by Federal Express, United Parcel Service or other similar courier or other similar means of communication, as follows:

(i)            If to the Management Stockholders, addressed to Union Square Hospitality Group, 24 Union Square East, 6th Floor, New York, New York 10003, Attention: Daniel H. Meyer (dmeyer@ushgnyc.com);

(ii)           If to the LGP Stockholder, addressed to Green Equity Investors VI, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, CA 90025, Attention: Jonathan D. Sokoloff (Sokoloff@leonardgreen.com) and J. Kristofer Galashan (galashan@leonardgreen.com); and

(iii)          If to the SEG Stockholder, addressed to Select Equity Group, L.P., 380 Lafayette Street, New York, NY 10003, Attention: Evan Guillemin (eg@selectequity.com)

or, in each case, to such other address or email address as such party may designate in writing to each Principal Stockholder by written notice given in the manner specified herein.

All such communications shall be deemed to have been given, delivered or made when so delivered by hand or sent by facsimile (with confirmed transmission), on the next business day if sent by overnight courier service (with confirmed delivery) or when received if sent by first class mail.

SECTION 4.5       Specific Performance.  Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages.  Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and agrees that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of bond.

SECTION 4.6       Entire Agreement.  The provisions of this Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior oral and written agreements and memoranda and undertakings among the parties hereto with regard to such subject matter.

SECTION 4.7       Severability.  If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

SECTION 4.8       CHOICE OF LAW AND VENUE; WAIVER OF RIGHT TO JURY TRIAL.  THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE.  EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE.  THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OF A DELAWARE FEDERAL OR STATE COURT, OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SUCH A JUDGMENT, IN ANY OTHER APPROPRIATE JURISDICTION.

IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES TO THIS

AGREEMENT HEREBY (1) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO INSTITUTE ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN A COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF DELAWARE, WHETHER A STATE OR FEDERAL COURT; (2) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY SUCH COURT DESCRIBED IN CLAUSE (1) OF THIS SECTION AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS (IT BEING UNDERSTOOD THAT NOTHING IN THIS SECTION SHALL BE DEEMED TO PREVENT ANY PARTY FROM SEEKING TO REMOVE ANY ACTION TO A FEDERAL COURT IN THE STATE OF DELAWARE); (3) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN ANY INCONVENIENT FORUM; (4) AGREE, AFTER CONSULTATION WITH COUNSEL, TO WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT; (5) AGREE TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN FOR COMMUNICATIONS TO SUCH PARTY; (6) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (7) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 4.9       Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 4.10     Further Assurances.  At any time or from time to time after the date hereof, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder.

SECTION 4.11     Schedule 13D.  In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and subject to the limitations set forth therein, each Principal Stockholder hereto agrees to file an appropriate Schedule 13D no later than 10 calendar days following the Effective Date.

SECTION 4.12     Effectiveness of Agreement.  Upon the Closing, the Agreement shall thereupon be deemed to be effective (such date, the “Effective Date”).  However, to the extent the Closing does not occur, the provisions of this Agreement shall be without any force or effect.

*       *       *

IN WITNESS WHEREOF, each of the undersigned has signed this Stockholders Agreement as of the date first above written.

COMPANY:

SHAKE SHACK INC.

By:
Name: Randy Garutti
Title: Chief Executive Officer

HOLDINGS:

SSE HOLDINGS, LLC

By:
Name: Randy Garutti
Title: Chief Executive Officer

[Signature Page to Stockholders Agreement]

MANAGEMENT STOCKHOLDERS:

UNION SQURE HOSPITALITY GROUP, LLC

By:
Name: Daniel H. Meyer
Title: Chief Executive Officer

UNION SQUARE CAFE CORP.

By:
Name: Daniel H. Meyer
Title: Authorized Signatory

GRAMERCY TAVERN CORP.

By:
Name: Daniel H. Meyer
Title: Authorized Signatory

Daniel H. Meyer

DANIEL H. MEYER 2012 GIFT TRUST U/A/D 10/31/12

By:
Name: Jack R. Polsky, not individually but solely as Co-Trustee

[Signature Page to Stockholders Agreement]

Jeffrey Flug

FLUG 2012 GS TRUST U/A/D 9/14/12

By:
Name: Sheryl Flug, not individually but solely as Co-Trustee

GULF FIVE LLC

By:
Name: Jeff Flug
Title: Manager

[Signature Page to Stockholders Agreement]

Richard Coraine

THE RICHARD D. CORAINE 2012 FAMILY TRUST

By:
Name: Toni Haida
Title: Trustee

[Signature Page to Stockholders Agreement]

David Swinghamer

THE DAVID A. SWINGHAMER GRAT

By:
Name: David Swinghamer
Title: Trustee

[Signature Page to Stockholders Agreement]

Karen Kochevar

[Signature Page to Stockholders Agreement]

Walter Robb

[Signature Page to Stockholders Agreement]

Erin Moran

[Signature Page to Stockholders Agreement]

Ashley Campbell

[Signature Page to Stockholders Agreement]

Randy Garutti

THE RANDALL J. GARUTTI 2014 GST TRUST

By: J.P. Morgan Trust Company of Delaware, Administrative Trustee

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

Jeff Uttz

[Signature Page to Stockholders Agreement]

ROXANNE H. FRANK REVOCABLE TRUST DATED 9/30/75

By:
Name: Jack Polsky
Title: Trustee

RHF-NM 1999 DESCENDANTS TRUST DATED 1/1/2006

By:
Name: Michael McQuinn
Title: Trustee

MARC WEISS REVOCABLE TRUST U/A/D 8/11/2003

By:
Name: Marc Weiss
Title: Trustee

RHF-TM 1999 DESCENDANTS TRUST DATED 1/1/2006

By:
Name: Michael McQuinn
Title: Trustee

VHP SPECIAL TRUST FOR JACK DATED 12/31/12

By:
Name: Jack Polsky
Title: Trustee

JEAN POLSKY INVESTMENT TRUST DATED 3/21/97

By:
Name: Jack Polsky
Title: Trustee

JOAN W. HARRIS REVOCABLE TRUST DATED 4/1/93

[Signature Page to Stockholders Agreement]

By:
Name: Joan Harris
Title: Trustee

BENJAMIN HARRIS FAMILY TRUST DATED 12/23/92

By:
Name: Boardman Lloyd
Title: Trustee

DAVID HARRIS FAMILY TRUST DATED 12/23/92

By:
Name: Boardman Lloyd
Title: Trustee

AMY WEISS-MEYER QUALIFIED MINOR’S TRUST DATED 12/22/05

By:
Name: Jack Polsky
Title: Trustee

ISAAC WEISS-MEYER QUALIFIED MINOR’S TRUST DATED 12/22/05

By:
Name: Jack Polsky
Title: Trustee

HALLIE MEYER QUALIFIED MINOR’S TRUST DATED 11/23/05

By:
Name: Jack Polsky
Title: Trustee

[Signature Page to Stockholders Agreement]

GRETCHEN MEYER QUALIFIED MINOR’S TRUST DATED 11/23/05

By:
Name: Jack Polsky
Title: Trustee

CHARLES MEYER QUALIFIED MINOR’S TRUST DATED 11/23/05

By:
Name: Jack Polsky
Title: Trustee

PEYTON MEYER QUALIFIED MINOR’S TRUST DATED 11/23/05

By:
Name: Jack Polsky
Title: Trustee

Beth Stephens

[Signature Page to Stockholders Agreement]

Orrin Devinsky

[Signature Page to Stockholders Agreement]

Laura Sloate

[Signature Page to Stockholders Agreement]

Bert Vivian

[Signature Page to Stockholders Agreement]

Jamie Welch and Fiona Angelini

[Signature Page to Stockholders Agreement]

GRANITE POINT CAPITAL

By:
Name: C. David Bushley
Title: Chief Operating Officer,
Granite Point Capital Management,
The Investment Manager

[Signature Page to Stockholders Agreement]

THOMAS O’NEAL RYDER FAMILY TRUST

By:
Name: Darlene Ryder
Title: Trustee

[Signature Page to Stockholders Agreement]

ACG SHACK LLC

By: Alliance Consumer Growth LLC, Its Manager

By:
Name: Joshua N. Goldin
Title: Managing Member

[Signature Page to Stockholders Agreement]

LGP STOCKHOLDERS:

[TO COME]

[Signature Page to Stockholders Agreement]

SEG STOCKHOLDERS:

SEG PARTNERS, L.P.

By:
Name:
Title:

SEG PARTNERS II, L.P.

By:
Name:
Title:

SEG PARTNERS OFFSHORE MASTER FUND LTD.

By:
Name:
Title:

SEGPO INVESTMENT CORP. LLC

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

SCHEDULE 1

MEYER STOCKHOLDERS

Daniel H. Meyer

Daniel H. Meyer 2012 Gift Trust U/A/D 10/31/12

Union Square Hospitality Group, LLC

Union Square Cafe Corp.

Gramercy Tavern Corp.

SCHEDULE 2

MANAGEMENT STOCKHOLDERS

Jeff Flug

Flug 2012 GS Trust U/A/D 9/4/12

Gulf Five LLC

Randall Garutti

The Randall J. Garutti 2014 GST Trust

Jeff Uttz

David Swinghamer

David Swinghamer Grat

Richard Coraine

Richard D. Coraine 2012 Family Trust

Karen Kochevar

Erin Moran

Ashley Campbell

ACG Shack LLC

Roxanne H. Frank Revocable Trust

RHF-NM Descendants Trust

Marc Weiss Revocable Trust U/A/D 8/11/2003

RHF-TM Descendants Trust

VHP Special Trust for Jack Date 12/31/12

Jean Polsky Investment Trust Date 3/21/97

Joan Harris Revocable Trust

Ben Harris Family Trust Date 12/23/92

David Harris Family Trust Dated 12/23/92

Amy Weiss-Meyer Qualified Minor’s Trust

Isaac Weiss-Meyer Qualified Minor’s Trust

Hallie Meyer Qualified Minor’s Trust

Gretchen Meyer Qualified Minor’s Trust

Peyton Meyer Qualified Minor’s Trust

Charles Meyer Qualified Minor’s Trust

Beth Stephens

Orrin Devinsky

Laura Sloate

Bert Vivian

Granite Point Capital

SCHEDULE 3

LGP STOCKHOLDERS(1)

Green Equity Investors VI, L.P.

Green Equity Investors Side VI, L.P.

          Co-Invest LLC

SCHEDULE 4

SEG STOCKHOLDERS

SEG Partners, L.P.

SEG Partners II, L.P.

SEG Partners Offshore Master Fund Ltd.

SEGPO Investment Corp. LLC